EXHIBIT 4.1

THE 7-ELEVEN, INC.

1995 STOCK INCENTIVE PLAN

(as amended on April 23, 2003)

Section 1. Purpose

The purposes of The 7-Eleven, Inc. 1995 Stock Incentive Plan (the “Plan”) are to promote the interests of the Company and its shareholders by (i) attracting and retaining executive personnel and other key employees of outstanding ability; (ii) motivating executive personnel and other key employees, by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company. This Plan covers the sale of Restricted Stock, the grant of Restricted Stock Units, the award of Bonus Stock and the grant of Options (including options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended), the award of Performance Shares, Stock Appreciation Rights, and any other Stock Unit Awards or stock-based forms of awards as the Committee may determine in its sole and complete discretion at the time of grant.

Section 2. Definitions

“Affiliate” shall mean (a) any corporation or other entity which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest of 10% or more; (b) any Person who is directly or indirectly the beneficial owner of 10% or more of the voting power of the Company; or (c) any Person controlling, controlled by or under common control with the Company.

“Award” shall mean a grant or award under Sections 7 through 12, inclusive, of the Plan, whether granted individually, in combination, or in tandem, to a Participant pursuant to the terms, conditions and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

“Award Agreement” shall mean the written agreement between the Company and a Participant evidencing the terms, conditions and limitations of the Award granted to that Participant.

“Board of Directors” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean an award granted pursuant to Section 11 of the Plan expressed as a share of Common Stock which may or may not be subject to restrictions.

“Change in Control” shall mean (a) the direct or indirect acquisition by any Person (an “Acquiring Person”) other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or a subsidiary of the Company, of securities of the Company representing 50% or more of the combined voting power of the Company, such that such Person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of the Company; or (b) a public announcement of a tender offer or exchange offer by any Acquiring Person for securities representing 50% or more of the combined voting power of the Company, which offer is not opposed by the Company’s Board of Directors; (c) the approval by the shareholders of the Company of a merger or a consolidation of the Company with any other Person (or, if no such approval is required, the consummation of such a merger or consolidation of the Company), other than a merger or consolidation that would result in the stock of the Company outstanding immediately before the consummation thereof continuing to represent a majority of the combined voting power of the surviving entity outstanding immediately after such merger or consolidation; or (d) the approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or distribution by the Company of all or substantially all of the Company’s assets (or, if no such approval is required, the consummation of such a liquidation, sale or disposition in one transaction or a series of related transactions), other than a liquidation, sale or disposition of all or substantially all of the Company’s assets in one transaction or a series of related transactions to a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the stock of the Company.

“Closing Price” shall mean the last traded price per share of Stock as reported on The Nasdaq Stock Market or such other securities trading system or exchange which is the primary market on which the Stock may then be listed or traded.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Committee that administers this Plan and shall be the Compensation and Benefits Committee of the Board of Directors unless any member of such committee shall fail to qualify as a Person described in the following three sentences, in which case, the Compensation and Benefits Committee shall appoint an Incentive Compensation Committee, consisting solely of persons who do so qualify, to serve as the Committee to administer this Plan. The Committee shall consist of not less than two persons (all of whom shall be members of the Board of Directors and shall qualify as Outside Directors under Section 162(m)). A member of the Committee shall not be eligible to receive Awards or equity securities under any plan of the Company or its Affiliates while serving as a member of the Committee; shall not have received Awards or equity securities under any plan of the Company or its Affiliates within one year before appointment to the Committee; and shall not be eligible to receive Awards or such equity securities under any plan of the Company or its Affiliates for such period following service on the Committee as may be required by Rule 16b-3 for that person to remain a Disinterested Person (as provided in Rule 16b-3), in each case except for Awards or equity securities granted as provided in paragraphs (c)(2)(i)(A), (B), (C) or (D) of Rule 16b-3. A “Disinterested Person” cannot be a former officer of the Company or a former employee receiving deferred compensation.

“Common Stock” or “Stock” shall mean the Common Stock of the Company, par value $.0001 per share, or such other security or right or instrument into which such Common Stock may later be changed or converted.

“Company” shall mean 7-Eleven, Inc., and any Subsidiary of the Company that has Key Employees that satisfy the eligibility requirements for participation in this Plan.

“Date of Grant” shall mean the date specified by the Committee as the effective date or date of grant of an Award or, if the Committee does not so specify, shall be the date the Committee adopts the resolution approving the offer of an Award to an individual, including the specification of the number (or method of determining the number) of shares of Stock and the amount (or method of determining the amount) of cash to be subject to the Award, even though certain terms of the Award Agreement may not be determined at that time and even though the Award Agreement may not be executed until a later time.

“Department” shall mean the Company’s Compensation and Benefits Department.

“Designated Beneficiary” shall mean the beneficiary designated by the Participant, pursuant to procedures established by the Department, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Disability” shall mean the mental or physical disability, either occupational or non-occupational in cause, defined as “Total Disability” in the Company’s Disability Plan as currently in effect and as amended from time to time, or which, in the opinion of the Committee, on the basis of medical evidence satisfactory to it, prevents the employee from engaging in any occupation or employment for wage or profit, which has continued for at least 12 months and is likely to be permanent.

“Divestiture” shall mean the sale of, or closing by, the Company of the business operations in which the Participant was employed, or the elimination of a particular position at the Company’s discretion.

“Early Retirement” shall mean, in the case of any Participant, retirement from employment with the Company after the age of 55, but before the age of 65, provided that such Participant is eligible for retiree benefits under the Company’s group medical/dental plans.

“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

“Executive Officer” shall mean the Company’s president, principal financial officer, principal operating officer, principal accounting officer or any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company or any other person who is subject to the provisions of Rule 16b-3.

“Fair Market Value” shall mean the Closing Price of the Stock on the date in question or, if the Stock has not been traded on such date, the Closing Price on the first day prior thereto on which the Stock was so traded.

“Fiscal Year” shall mean the fiscal year of the Company.

“Incentive Stock Option” shall mean a stock option granted under Section 7 of the Plan which is intended to meet the requirements of Section 422 of the Code.

“Key Employee” shall mean any employee whom the Committee identifies as having a direct and significant effect on the performance of the Company or any of its Subsidiaries.

“Non-Stock Based Incentive Compensation” refers to incentive compensation the value of which is not based in whole or in part on the value of the Stock.

“Nonqualified Stock Option” shall mean a stock option granted under Section 7 of the Plan which is not intended to be an Incentive Stock Option.

“Normal Retirement” shall mean, in the case of any Participant, retirement from employment with the Company at or after the time when such Participant reaches age 65 or some earlier age if approved by the Committee.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

“Option Shares” shall mean the shares of Stock purchased upon exercise of an Option granted pursuant to this Plan.

“Outside Director” shall mean a person who satisfies the requirements of Section 162(m) of the Code and is a “Disinterested Person” under Rule 16b-3.

“Participant” shall mean an employee who is selected by the Committee to receive an Award under the Plan.

“Payment Value” shall mean the dollar amount assigned to a Performance Share which shall be equal to the Fair Market Value of the Common Stock on the day of the Committee’s determination under Section 9 with respect to the applicable Performance Cycle.

“Performance Based Awards” shall mean any Awards of Performance Shares, Restricted Stock, Restricted Stock Units, Bonus Stock or other stock-based compensation that is intended by the Committee to constitute performance-based compensation under Section 162(m).

“Performance Cycle” or “Cycle” shall mean the period of years selected by the Committee during which the performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

“Performance Goals” shall mean the objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares which have been contingently awarded for such Cycle are earned.

“Performance Share” shall mean an award granted pursuant to Section 9 of the Plan expressed as a share of Common Stock.

“Person” shall mean any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a partnership, a trust or other entity.

“Plan” shall mean “The 7-Eleven, Inc. 1995 Stock Incentive Plan.”

“QDRO” shall mean a “Qualified Domestic Relations Order” as defined in the Code or Title I of the Employee Retirement Income Security Act.

“Restricted Period” shall mean the period of years selected by the Committee during which a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Company.

“Restricted Stock” shall mean shares of Common Stock, subject to restrictions, contingently granted to a Participant under Section 10 of the Plan.

“Restricted Stock Unit” shall mean a fixed or variable dollar denominated right to acquire Stock, which may or may not be subject to restrictions, contingently awarded under Section 10 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as adopted in Exchange Act Release No. 34-29131 (April 26, 1991), or any successor rule, as it may be amended from time to time.

“Section 162(m)” shall mean Section 162(m) of the Code, or any successor section under the Code, as it may be amended from time to time and as interpreted by final or proposed regulations promulgated thereunder from time to time.

“Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

“Stock Appreciation Right” shall mean an award granted under Section 8 of the Plan.

“Stock Unit Award” shall mean an award of Common Stock or units granted under Section 12 of the Plan.

“Stockholder Approved Standard” means any pre-established objective performance goal qualifying under Section 162(m) and approved by the shareholders of the Company in accordance with Section 162(m), including (a) total stockholder return (Stock price appreciation plus dividends), (b) net income, (c) earnings per share, (d) return on sales, (e) return on equity, (f) return on assets, (g) increase in the market price of Stock or other securities of the Company, (h) the performance of the Company in any of the items mentioned in clause (a) through (g) in comparison to the average performance of the companies used in a self-constructed peer group established before the beginning of the performance period.

“Subsidiary” shall mean any business entity in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.

“Unvested Stock” shall mean all the shares of Restricted Stock, Unit Stock, Bonus Stock and Option Stock other than Vested Stock.

“Vested Stock” shall mean: (i) all shares of Restricted Stock, Unit Stock, Bonus Stock and Option Stock which at the time in question have been freed of the restrictions imposed pursuant to the Plan; and (ii) all shares of Unit Stock, Bonus Stock and Option Stock which shall have been issued free of restrictions pursuant to the Plan.

Section 3. Administration

The Plan shall be administered and interpreted by the Committee. The Committee shall have full authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. Subject to Section 4, the Committee shall have full authority, in its discretion, to determine those Executive Officers and Key Employees who shall participate in the Plan and the number of shares of Stock to be sold or awarded to each Participant and the number of shares of Stock to be covered by either rights to acquire shares of Stock or Options granted to each Participant (it being understood that more than one sale, award or grant or any combination thereof may relate to the same Participant). Recommendations for individual awards shall be made to the Committee by the President of the Company. The Committee may delegate to the President of the Company the power to make Awards to Participants who are not Executive Officers of the Company provided the Committee shall fix the maximum amount of such Awards for the group and a maximum for any one Participant. The Committee shall determine the Awards to be made to the Executive Officers. The Committee’s decisions shall be binding upon all persons, including the Company, its stockholders, employees, Participants, and Designated Beneficiaries.

The Committee may act by a meeting in person or take action by unanimous written consent or by means of a meeting held by conference telephone call or similar communications equipment pursuant to which all persons participating in the meeting can hear each other. The Committee may request advice or assistance or employ such persons as it deems necessary for proper administration of the Plan. Any determination made by the Committee shall be conclusive except to the extent that the sufficiency of the consideration therefor or the terms of any such sale or award of shares of Stock or any grant of rights or Options under the Plan are required by law or by the Articles of Incorporation or Bylaws of the Company to be subject to ratification by the Board of Directors or its Compensation and Benefits Committee prior to such sale, award or grant.

Section 4. Eligibility

Key Employees, including officers, of the Company shall be eligible to participate under the Plan. However: (i) no non-Employee director of the Company shall be eligible to participate under the Plan; (ii) no member of the Committee shall be eligible to participate under the Plan; and (iii) no person shall be eligible to participate under the Plan if he owns, directly or indirectly, more than 5% of the total combined voting power of all classes of stock of the Company.

Section 5. Shares Subject to Plan/Maximum Amount Available for Awards

(a) The maximum number of shares of Stock in respect of which Awards may be made under the Plan shall be a total of 11,200,000 shares of Common Stock (including, subject to shareholder approval, 3,000,000 shares in addition to the 8,200,000 originally authorized), which may be in any combination of Options, Restricted Stock, Restricted Stock Units, Performance Shares, Bonus Shares or any other right or option.

(b) Shares of Common Stock may be available from the authorized but unissued shares of Common Stock of the Company or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased in the open market. In the event that (i) an Option or Stock Appreciation Right is settled for cash or expires or is terminated unexercised as to any shares of Common Stock covered thereby, or (ii) any Award in respect of shares of Common Stock is cancelled or forfeited for any reason under the Plan without the delivery by the Company of shares of Common Stock, such shares shall thereafter be again available for award pursuant to the Plan. In the event that any Option or other Award granted hereunder is exercised through the delivery of shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares so surrendered, to the extent permissible under Rule 16b-3 as interpreted from time to time by the Securities and Exchange Commission or its staff.

(c) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the maximum number of shares of Stock available for the Plan shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any award under the Plan shall be increased proportionately, and (iii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding awards remain exercisable or subject to restrictions.

(d) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (i) the maximum number of shares of Stock available for the Plan shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any award shall be decreased proportionately, and (iii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding awards remain exercisable or subject to restrictions.

(e) In the event of any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event, not contemplated in Section 5(c) or (d) above, affects the Common Stock such that an adjustment is deemed appropriate in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee may in its sole discretion and in such manner as the Committee may deem equitable adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan, (ii) the number and kind of shares subject of Options and other Awards, and (iii) the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for cash payment to a Participant or a person who has an outstanding Option or other Award; provided, however, that the number of shares subject to any Option or other Award shall always be a whole number.

(f) Whenever the number of shares of Stock subject to outstanding awards under the Plan and the price for each share of Stock subject to outstanding awards are required to be adjusted as provided in this Section, the Committee shall authorize the Department to prepare a notice setting forth the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, or securities, cash or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall authorize the Department to give each Participant such a notice.

(g) The maximum number of shares of Stock in respect of which Awards may be made under the Plan to any individual Key Employee shall be 2,000,000 shares of Stock, which may be in any combination of

Options, Restricted Stock, Restricted Stock Units, Performance Units, Bonus Shares or any other right or option. Such maximum number of shares shall be adjusted as provided in Sections 5(c), (d), and (e) above; however, the events described in Section 5(b) above shall count against and reduce the maximum number of shares of Stock in respect of which Awards may be made under the Plan to any individual Key Employee. This Section 5(g) is intended to comply with the requirement of the performance-based compensation exception to Section 162(m) and shall be interpreted accordingly.

(h) Adjustments under this Section shall be made, as required, and the calculations by the Department shall be final, binding and conclusive. No fractional interest shall be issued under the Plan as a result of any such adjustments.

Section 6. Price

Subject to the provisions of this Plan and to the requirements of applicable law, the Committee shall determine the price at which shares of Restricted Stock, Restricted Stock Units or any other form of incentive Stock shall be sold to Participants hereunder and the price at which any Options granted to purchase shares of Option Stock hereunder shall become exercisable. All shares purchased upon exercise of any Option shall be paid for in full at the time of exercise and such payment may be made in whole or in part by delivery of shares of Stock already owned by the participant with such shares being valued for these purposes at 100% of the Fair Market Value thereof on the date of the exercise.

Section 7. Stock Options

(a) Grant.

Subject to the provisions of the Plan and applicable law, all Options granted pursuant to the Plan shall have such terms and conditions as the Committee in its sole discretion shall determine, all of which terms and conditions shall be specified in the particular Award Agreement, including the period during which such Option may be exercised in whole or in part, and the conditions under which such Option may be terminated and such other provisions as may be advisable to comply with law or the rules of any securities trading system or stock exchange. The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonstatutory Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any implementing regulations.

(b) Option Price.

The Committee shall establish the option price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

(c) Exercise.

(1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable prior to the expiration of six months from the Date of Grant nor after the expiration of ten years from the Date of Grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable, restrictions on transfer of shares of Stock received upon exercise, or a portion thereof, after exercise, as the Committee may deem advisable, including, without limitation, restrictions on, or acceleration of, the term or vesting based on market appreciation of the Stock, increases in the revenues, sales, net worth or net earnings of the Company or any Subsidiary, division or other component thereof, or the attainment of any other business or financial goal of the Company.

(2) No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Company. Such payment may be made in cash, or its equivalent, or by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price. In addition, at the request of the Participant and to the extent permitted by applicable law, the Committee may (but shall not be required to) approve arrangements with a brokerage firm under which that brokerage firm, on behalf of the Participant, shall pay to the Company the Exercise Price of the Option being exercised (either as a loan to the Participant or from the proceeds of the sale of Stock issued pursuant to that exercise of the Option), and the Company shall promptly cause the exercised shares to be delivered to the brokerage firm. Such transactions shall be effected in accordance with the procedures that the Committee may establish from time to time.

(d) Each Option shall have the following additional conditions:

(1) The Options shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him, except as otherwise determined by the Committee.

(2) Participants shall have no right to receive any fractional shares of Stock upon the exercise of Options granted under the Plan.

(3) No optionee shall be deemed to be a holder of any shares of Stock until the issuance of certificates after the exercise of an Option. No adjustment shall be made for any dividends or distributions or other rights for which the record date is prior to the date such stock certificates are so issued.

(4) The number of shares of Stock subject to an Option and the price per share shall be appropriately adjusted pursuant to Section 5.

(5) All Option Shares (and all shares of Stock received thereon as the result of any adjustment pursuant to Section 5) shall either be free of any restrictions (other than those imposed by applicable law) or in the discretion of the Committee may be subject to restrictions or features similar to those referred to in Section 10 and set forth in the related Award Agreement.

Section 8. Stock Appreciation Rights

(a) The Committee may, with full authority and in its sole and complete discretion, grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem with or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after grant and shall not be exercisable after the expiration of ten years from the Date of Grant.

(b) The Committee shall establish the grant price of each Stock Appreciation Right at the time each Stock Appreciation Right is granted, and, unless such Stock Appreciation Right is not intended to comply with the performance-based compensation exception to Section 162(m), such grant price shall not be less than the Fair Market Value of the Common Stock on the date of grant.

(c) A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the exercise of the Stock Appreciation Right over the grant price thereof, provided that the Committee may for administrative convenience determine that, a Stock Appreciation Right which is not related to an Incentive Stock Option can only be exercised during limited periods of time in order to satisfy the conditions of certain rules of the Securities and Exchange Commission, and the exercise of any such Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Stock is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted. The Committee shall determine upon the exercise of a Stock Appreciation Right whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock, Stock Options, or a combination thereof, provided, however, that if any payment in shares of Stock results in a fractional share, payment for the fractional share shall be made in cash.

Section 9. Performance Shares

(a) The Committee may, with full authority and in its sole and complete discretion, grant Performance Shares and determine the number of such shares for each Performance Cycle, the duration of each Performance Cycle and the value of each Performance Share. All the terms and conditions of each Performance Share Grant shall be included in the applicable Award Agreement. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other.

(b) The Committee shall establish Performance Goals for each Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(c)(1) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established Performance Goals.

(2) Payment Value of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee’s determination under paragraph (c)(1), above. The Committee shall determine whether Payment Values are to be distributed in the form of cash or shares of Common Stock, provided, however, that if any payment in shares of Stock results in a fractional share, payment for the fractional share shall be made in cash.

Section 10. Restricted Stock and Restricted Stock Units

(a) The Committee may, with full authority and in its sole and complete discretion, grant Restricted Stock and Restricted Stock Units and determine the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, the duration of the Restricted Period during which, the consideration to be paid, if any, therefor, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Period may be shortened, lengthened or waived by the Committee at any time in its discretion with respect to one or more Participants or Awards outstanding.

(b) Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as herein provided, during the Restricted Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company or with the Company’s stock transfer agent. At the expiration of the Restricted Period, the Company or its stock transfer agent shall deliver such certificates to the Participant or the Participant’s legal representative. If any payment is to be made to the Company for Restricted Stock Units, it shall be made in cash/or shares of Common Stock, as permitted in the Award Agreement, provided, however, that if any payment in shares of Stock results in a fractional share, payment for the fractional share shall be made in cash.

(c) Except as otherwise provided in the related Award Agreement, in the event a Participant who has purchased shares hereunder ceases to be employed by the Company as the result of death, Disability, Divestiture, Early Retirement or Normal Retirement, then: (i) the Company may repurchase that portion of the shares of Unvested Stock sold to such Participant, at such price and on such terms and conditions, as the Committee shall determine at such time in its sole discretion; or (ii) the other restrictions imposed and still existing upon any or all of the shares of Unvested Stock sold to such Participant shall lapse or shall be removed in accordance with a specified formula, all as shall be determined at such time in the sole discretion of the Committee.

(d) The Committee may provide in the related Award Agreement that, in the event of the failure of any condition to the vesting of shares of Restricted Stock, all such shares of Unvested Stock that have been purchased by the Participant may be repurchased by the Company on a date selected by the Committee within 60 days after the occurrence of the failure of such condition of vesting upon such terms and conditions as the Committee may elect.

(e) The Committee may provide in the related Award Agreement for: (i) any other restrictions or features relating to any shares of Restricted Stock sold pursuant to this Plan as it may deem advisable, including, without limitation, restrictions or acceleration of terms or vesting based on market appreciation of the Stock, increases in the revenues, sales, net worth or net earnings of the Company or any Subsidiary, division or other component thereof, or the attainment of any other business or financial goal of the Company; and (ii) such further restrictions as may be advisable to comply with law, including the requirements of the Securities Act, any stock exchange or securities trading system upon which such share or shares of the same class are then listed and under any state securities or other laws applicable to such shares.

(f) The Committee shall determine the exercise period within which a right to acquire shares of Restricted Stock pursuant to this Plan must be exercised and, subject to the other provisions of this Plan, the Participant may not sell, assign, transfer or otherwise alienate or hypothecate such right other than by will or the laws of descent and distribution, and such right shall be exercisable during the Participant’s lifetime only by him or his guardian or legal representative.

Section 11. Bonus Stock.

The Committee may, with full authority and in its sole and complete discretion, award shares of Bonus Stock to participants hereunder without cash consideration and may determine in the related Award Agreement whether shares of Bonus Stock awarded pursuant to the Plan (including any shares received by the holders thereof as a result of any adjustment pursuant to Section 5) shall be free of any restrictions (other than those advisable to comply with law) or shall be subject to restrictions and limitations similar to those referred to in Section 10. In the event that any restrictions are imposed on shares of Bonus Stock awarded pursuant to the Plan, then such shares shall be subject to at least the following restrictions:

A. Shares of Unvested Stock may not be sold, assigned, transferred or otherwise alienated or hypothecated.

B. In the event of the failure of any condition to the vesting of shares of Bonus Stock, all such shares of Unvested Stock shall be delivered to the Company (as designated by the Committee) within 60 days after the occurrence of the failure of such condition as is established by the Committee without any payment from the Company.

Section 12. Other Stock Based Awards

(a) In addition to granting Options, Stock Appreciation Rights, Performance Shares, Bonus Stock, Restricted Stock, and Restricted Stock Units, the Committee shall have authority to grant to Participants Stock Unit Awards which can be in the form of Common Stock or units with the precise terms and conditions of each Award to be as specified in the Award Agreement, with the value of each such Award based, in whole or in part, on the value of Common Stock. Subject to the provisions of the Plan, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as “rules”) as the Committee may determine in its sole and complete discretion at the time of grant. The rules need not be identical for each Stock Unit Award.

(b) In the sole and complete discretion of the Committee, a Stock Unit Award may be granted subject to the following rules:

(1) Any shares of Common Stock which are part of a Stock Unit Award may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of grant of the Stock Unit Award.

(2) Stock Unit Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and any Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration.

(3) Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee at the time of grant.

(4) Stock Unit Awards may provide for deferred payment schedules and/or vesting over a specified period of employment.

(5) In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restriction or limitation to which a Stock Unit Award was made subject at the time of grant.

(c) In the sole and complete discretion of the Committee, an Award, whether made as a Stock Unit Award under this Section 12 or as an Award granted pursuant to Sections 7 through 11, may provide the Participant with (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award.

Section 13. Certain Performance Shares, Restricted Stock, Restricted Stock Units, Bonus Stock and Other Stock Based Awards

(a) Performance-Based Awards shall be subject to the requirements of this Section 13 in addition to the requirements of Sections 9, 10, 11 and 12 above. To the extent that the requirements of this Section 13 conflict with the requirements of Sections 9, 10, 11 and 12, the requirements of this Section 13 shall govern.

(b) The Award Agreement with respect to each Performance-Based Award shall condition the Participant’s right to receive the underlying compensation (whether payable in Stock or otherwise) on the achievement of specific numeric targets under one or more Stockholder Approved Standards; provided further that a Performance-Based Award may be conditioned upon the achievement either cumulatively or in the alternative of numeric targets under multiple Stockholder Approved Standards.

(c) The Committee in its discretion will select a specific Stockholder Approved Standard(s) and a specific numeric target(s) under such Stockholder Approved Standard(s) on which a Participant’s right to receive a Performance-Based Award is conditioned.

(d) The Committee will select a specific period of time over which numeric target(s) of Stockholder Approved Standard(s) must be achieved; provided, however, that such period of time shall be equal to one year, two years, three years, or such other period of time as the Committee may in its discretion select, but in no event shall such period of time be less than six months.

(e) Before the earlier of the lapse of (i) 90 days after the commencement of the period of service to which a Performance-Based Award relates or (ii) 25% of the period of service to which such Award relates, the Committee will specify in writing the specific Stockholder Approved Standard(s), numeric target(s) for such Stockholder Approved Standard(s), and the period of time over which the numeric target(s) of such Stockholder Approved Standard(s) must be achieved with respect to such Performance-Based Award.

(f) A Performance-Based Award shall be in an amount calculated as, and specified in the Award Agreement as, the product of the number of shares of Common Sock with respect to which such Performance-Based Award is made multiplied by the Fair Market Value of the Common Stock, or some multiple of the Fair Market Value of the Common Stock, on the date the numeric target(s) are achieved under the applicable Stockholder Approved Standard(s) and any other conditions to receipt of such Performance-Based Award are satisfied.

(g) The Committee will certify in writing, prior to the lapse of the restrictions and/or conditions on a Participant’s receipt of compensation under a Performance-Based Award, that the numeric target(s) under the applicable Stockholder Approved Standard(s) have been achieved; provided, however, that such certification will be required only if the Committee concludes that there is a material possibility that such Participant will be a “covered employee” within the meaning of Section 162(m). The written certification requirement will be satisfied if approved written minutes are kept of the meeting of the Committee at which such certification occurs.

(h) The preceding Sections 13(a)-(g) shall not apply to any Performance-Based Awards the value of which, upon satisfaction of all restrictions and/or conditions to receipt by the Participant, is dependent solely and exclusively upon an increase in the Fair Market Value of the Common Stock between the date of grant and the date that such restrictions and conditions are satisfied.

Section 14. General Provisions

(a) Withholding.

The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of payments of incentive Awards in the form of Common Stock, at the Committee’s discretion the Participant may be required to pay to the Company the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Company shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock the Fair Market Value of which equals the amount required to be withheld.

(b) Awards.

Each Award hereunder shall be evidenced in writing, delivered to the Participant, and shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, Disability, Divestiture, Early Retirement, Normal Retirement or other termination of employment of the Participant and the effect thereon, if any, of a Change in Control.

(c) Nontransferability.

No Award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation, or liability of the Participant. Notwithstanding the above, in the discretion of the Committee, Awards may be transferable pursuant to a QDRO, as determined by the Committee.

(d) No Right to Employment.

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company.

(e) Rights as Shareholder.

Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify that upon the issuance of certificates with respect to such shares, the Participant or Designated Beneficiary shall be the owner of such shares as provided herein and in the related Restricted Stock Agreement, Restricted Stock Unit Agreement, Bonus Stock Agreement or Option Stock Agreement and, except as otherwise provided herein or in any such related Agreement, shall be entitled to full voting, dividend and distribution rights like any other holder of the Stock as long as such Participant remains the owner thereof.

(f) Construction of the Plan.

The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the state of Texas. If any provision of the Plan should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion shall remain in full force and effect as if the Plan had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.

(g) Effective Date and Term of Plan.

Subject to the approval of the shareholders of the Company, the Plan shall be effective on October 23, 1995; provided, however, that no Stock, rights or Options may be sold, awarded or granted under the Plan until a Registration Statement under the Securities Act covering the shares of Stock to be issued under the Plan has become effective. Any rights, Options or Stock granted hereunder shall be granted subject to approval of this Plan by the shareholders of the Company.

No Awards may be granted under the Plan after December 31, 2005; however, all previous Awards made that have not expired under their original terms at the time the Plan expires will remain outstanding.

(h) Amendment of Plan.

The Board of Directors or the Committee may amend, suspend, or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief under Section 16(b) of the Exchange Act or under the performance-based compensation exception to Section 162(m). Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations.

(i) Amendment of Award.

Any Award may be amended by the Committee at any time (i) if the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any additions to or changes in the Code or in the regulation issued thereunder, or any federal or state securities law or other law or regulations, which change occurs after the Date of Grant and by its terms applies to the Award; or (ii) other than in the circumstances described in clause (i), with the consent of the Participant.

(j) Exemption from Computation of Compensation for Other Purposes.

By acceptance of shares of Stock sold or awarded or rights or Options granted under this Plan, each Participant shall be deemed to agree that it is special incentive compensation and that it will not be taken into account as “wages” or “salary” in pension, retirement, life insurance or other employee benefit plans or arrangements of the Company, except as otherwise determined by the Company. In addition, each Designated Beneficiary of a deceased Participant shall be deemed to agree that such Award or grant will not affect the amount of any life insurance coverage available under any life insurance plan covering employees of the Company.

(k) Termination.

Unless earlier terminated by the Board of Directors or the Committee, the Plan shall terminate at 11:59 p.m. on December 31, 2005. No shares of Stock shall be sold or issued (except to the extent issued in connection with rights or Options previously granted hereunder) or rights or Options granted hereunder after such date. The termination of the Plan, however, shall not affect any restrictions previously imposed on shares of Stock issued pursuant to the Plan or alter the rights of Participants with respect to rights or Options granted or shares of Stock issued (including Unvested Stock) pursuant to the Plan.

(l) Legend.

In order to enforce the restrictions imposed upon shares of Stock sold or awarded hereunder, the Committee may cause a legend or legends to be placed on any certificates representing such shares, which legend or legends shall make appropriate reference to the restrictions imposed hereunder.

(m) Certain Participants.

All Award Agreements for Participants who are subject to Section 16(b) of the Exchange Act shall be deemed to include such additional limitations, terms, and provisions as Rule 16b-3 then requires unless the Committee determines that any such Award should not comply with the requirements of Rule 16b-3. All Performance-Based Awards shall be deemed to include such additional limitations, terms and provisions as are necessary to comply with the performance-based compensation exemption to Section 162(m). Unless the Committee determines that an Award to an Executive Officer is not intended to qualify for the exemption for performance-based compensation under Section 162(m) or unless (and then only to the extent) the requirements of Section 162(m) change, (a) an Award of a Stock Option shall have an exercise price (and Award of a Stock Appreciation Right shall have a specified price fixed by the Committee) equal to the Fair Market Value of a share of Stock on the Date of Grant of the Award, (b) the period over which the performance objectives of the Award must be satisfied shall not be shorter than six months, (c) the performance objectives applicable to an Award for an Executive Officer shall be based on one or more of the Stockholder Approved Standards; and (d) the Award shall be subject to any additional requirement of Section 162(m).

(n) Restriction on Awards.

If a Participant has received a hardship distribution from a plan maintained by the Company and qualified under Section 401(a) of the Code with a Section 401(k) cash or deferred arrangement that permits hardship withdrawals, then such Participant must suspend all elective and employee contributions under the Plan, to the extent required by regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code or by the Internal Revenue Service’s interpretation thereof, for 12 months following the hardship distribution.

(o) Change in Control.

The Committee shall, in its sole discretion, have the right to accelerate the payment or vesting of any Award and to release any restrictions on any Awards in the event of a Change in Control.